UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2013

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2790 Skypark Drive, Suite 105 Torrance, California		90505
(Address of principal executive offices)		(Zip Code)
(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

100 W. Broadway, Suite 650 Long Beach, California 90802
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12).

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

On March 18, 2013, Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) to disclose the completion on March 13, 2013 of the purchase of certain assets, patents, and other intellectual property and rights related to the development of Camelina sativa as a biofuels feedstock.  On May 30, 2013, the Company filed Amendment No. 1 to the Current Report on Form 8-K/A (“Amendment No. 1”) to file certain required financial information related to the foregoing purchase of assets and patents.  Attached as Exhibit 23.1 to Amendment No. 1 was the consent of the Company’s Independent Registered Public Accounting Firm, Hansen, Barnett & Maxwell. P.C.  The foregoing consent was incorrectly dated.  This Amendment No. 2 to the Initial Report is being filed solely for the purpose of correcting the date of the consent of Hansen, Barnett & Maxwell. P.C.  Other than correcting the date of the foregoing consent, all disclosures in Amendment No. 1 remain unchanged.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm, Hansen, Barnett & Maxwell. P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May __, 2014	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Richard Palmer Chief Executive Officer